Exhibit 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2009 Results

SAN FRANCISCO--(BUSINESS WIRE)--July 30, 2009--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the third quarter of fiscal 2009.

For the third quarter, Dolby reported total revenue of $171.2 million, compared to $154.3 million for the third quarter of fiscal 2008, an increase of 11 percent. Third quarter fiscal 2009 revenue included $21.6 million from three licensees for prior-period shipments.

Third quarter net income was $51.1 million, or $0.44 per diluted share, compared to $46.4 million, or $0.40 per diluted share, for the third quarter of fiscal 2008.

Net income for the third quarter of fiscal 2009 reflects stock-based compensation expenses of $6.6 million compared to $5.6 million for the third quarter of fiscal 2008 and charges related to the amortization of intangibles of $3.5 million for the third quarter of fiscal 2009 compared to $3 million for the third quarter of fiscal 2008. In addition, net income for the third quarter of fiscal 2009 reflects restructuring charges of $1.3 million primarily related to the consolidation of manufacturing operations.

“We delivered solid financial results in a challenging economy,” said Kevin Yeaman, President and Chief Executive Officer, Dolby Laboratories. “We continue to benefit from the adoption of our technologies in a diverse range of entertainment devices and we remain focused on driving further adoption.”

Guidance

Dolby is now targeting fiscal 2009 revenue of $700 million to $715 million. Net income is now targeted to be $232 million to $237 million. Earnings per diluted share are now targeted to be $2.01 to $2.06. Reflected in Dolby’s fiscal 2009 earnings guidance is a $20 million gain in the first quarter resulting from an amendment to a license agreement with an unrelated patent licensor, and approximately $5 million in estimated restructuring charges primarily related to the consolidation of our manufacturing operations to be recognized in fiscal 2009. The net impact of the $20 million gain and the $5 million in restructuring charges in the fiscal year are approximately $13 million and $3 million, respectively, or $0.11 and $0.03 per diluted share, respectively. While under FAS 123R, stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby is targeting stock-based compensation expense for the full year to be approximately $23 million. In addition, Dolby is targeting charges related to the amortization of intangibles for fiscal 2009 to be approximately $15 million.

The Company's Conference Call Information

Members of Dolby management will lead a conference call, open to all interested parties, to discuss Dolby Laboratories’ third quarter fiscal 2009 financial results at 2:00 p.m. PT, 5:00 p.m. ET, Thursday, July 30, 2009.

Access to the teleconference will be available over the Internet at http://investor.dolby.com/medialist.cfm or by phone by dialing 866-290-0882. International callers can access the conference call by dialing 913-312-6694.

A replay of the call will be available beginning at 5:00 p.m. PT on Thursday, July 30, 2009, until 9:00 p.m. PT on August 6, 2009 by dialing 888-203-1112 (international callers can access the replay by dialing 719-457-0820) using the confirmation code 4464329. An archived version of the teleconference will also be available on www.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, net income, earnings per diluted share, future restructuring charges, stock-based compensation expense and charges relating to the amortization of intangibles for the fiscal year ending September 25, 2009, the further adoption of Dolby technologies in a diverse range of entertainment devices, and the benefits that may be derived therefrom are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with the effects of the economic recession both domestically and internationally; risks associated with trends in the markets in which Dolby operates, including the DVD and Blu-ray Disc™, broadcast, personal computer, consumer electronics, gaming, mobile and automobile markets; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Quarterly Report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. Visit www.dolby.com for more information.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. S09/21643 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	June 27, 2008	June 26, 2009	June 27, 2008	June 26, 2009
	(unaudited)
	(in thousands, except per share amounts)
Revenue:
Licensing	$127,558	$142,141	$399,607	$456,076
Product sales	18,060	21,790	53,698	75,744
Services	8,699	7,313	23,796	23,806
Total revenue	154,317	171,244	477,101	555,626

Cost of revenue:
Cost of licensing	3,361	3,362	12,179	11,223
Cost of product sales (1)	9,461	13,142	29,649	46,776
Cost of services (1)	3,194	3,246	9,400	9,546
Gain from amended patent licensing agreement	-	-	-	(20,041)
Total cost of revenue	16,016	19,750	51,228	47,504
Gross margin	138,301	151,494	425,873	508,122
Operating expenses:
Selling, general and administrative (1)	54,979	55,575	161,275	162,975
Research and development (1)	15,366	17,222	44,998	48,631
Restructuring charges, net	-	1,278	-	4,012
Gain on settlements	(250)	(1,000)	(499)	(5,900)
Total operating expenses	70,095	73,075	205,774	209,718
Operating income	68,206	78,419	220,099	298,404
Other income, net	2,661	600	10,269	5,794
Income before provision for income taxes and controlling interest	70,867	79,019	230,368	304,198
Provision for income taxes	(24,117)	(27,502)	(78,516)	(104,555)
Income before controlling interest	46,750	51,517	151,852	199,643
Controlling interest in net income	(302)	(371)	(953)	(951)
Net income	$46,448	$51,146	$150,899	$198,692

Basic earnings per share	$0.42	$0.45	$1.36	$1.76
Diluted earnings per share	$0.40	$0.44	$1.32	$1.73

Weighted-average shares outstanding (basic)	111,844	113,261	111,209	112,907
Weighted-average shares outstanding (diluted)	114,875	115,528	114,672	115,153

(1) Stock-based compensation included above was classified as follows:
Cost of product sales	$167	$93	$670	$471
Cost of services	48	29	126	85
Selling, general and administrative	4,262	5,165	13,157	12,233
Research and development	1,158	1,268	3,277	3,186

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 26, 2008	June 26, 2009
	(unaudited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$394,761	$363,376
Short-term investments	119,667	211,279
Accounts receivable, net	27,650	49,817
Inventories	18,133	9,986
Deferred taxes	91,824	68,192
Prepaid expenses and other current assets	39,834	35,498
Total current assets	691,869	738,148
Property, plant and equipment, net	87,915	90,577
Intangible assets, net	83,060	81,694
Goodwill	250,356	250,582
Long-term investments	180,996	289,745
Deferred taxes	24,900	33,130
Other assets	17,050	24,873
Total assets	$1,336,146	$1,508,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$156,925	$110,709
Income taxes payable	4,811	897
Current portion of long-term debt	1,593	1,615
Deferred revenue	37,344	35,110
Total current liabilities	200,673	148,331
Long-term debt	7,782	6,315
Deferred revenue	6,171	10,838
Deferred taxes	16,755	15,223
Other liabilities	33,414	29,205
Total liabilities	264,795	209,912
Controlling interest	22,098	22,170
Stockholders' equity:
Class A common stock	52	53
Class B common stock	60	60
Additional paid-in capital	434,907	466,297
Retained earnings	609,495	808,176
Accumulated other comprehensive income	4,739	2,081
Total stockholders' equity	1,049,253	1,276,667
Total liabilities and stockholders' equity	$1,336,146	$1,508,749

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	June 27, 2008	June 26, 2009	June 27, 2008	June 26, 2009
	(unaudited)
	(in thousands)
Operating activities:
Net income	$46,448	$51,146	$150,899	$198,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,054	6,916	18,292	21,501
Stock-based compensation expense	5,394	6,371	16,921	15,551
Accretion of discounts/amortization of premium on investments	770	1,677	982	3,942
Excess tax benefit from exercise of stock options	(6,965)	(2,065)	(18,517)	(3,548)
Provision for doubtful accounts	282	(234)	767	1,148
Deferred taxes	(4,750)	2,875	(20,485)	19,832
Gain on Put Rights	-	(232)	-	(9,452)
Unrealized losses on auction rate certificates	-	232	-	10,854
Gain from amended patent licensing agreement	-	-	-	(20,041)
Other non-cash items affecting net income	816	3,355	2,316	2,746
Changes in operating assets and liabilities:
Accounts receivable	(2,760)	(3,477)	(16,281)	(24,694)
Inventories	(2,757)	3,855	(8,874)	145
Prepaid expenses and other assets	(4,222)	(4,530)	(9,535)	3,163
Accounts payable and accrued liabilities	12,347	(8,669)	19,688	(24,244)
Income taxes, net	(6,307)	(1,020)	6,147	248
Deferred revenue	7,136	11,760	18,283	4,788
Other liabilities	2,753	237	4,410	(2,367)
Payment on litigation settlement	(3,000)	(3,000)	(3,000)	(3,000)
Net cash provided by operating activities	51,239	65,197	162,013	195,264
Investing activities:
Purchases of available-for-sale securities	(49,604)	(109,470)	(213,028)	(304,723)
Proceeds from sale of available-for-sale and trading securities	13,756	43,999	283,132	97,985
Purchases of property, plant and equipment	(3,035)	(5,684)	(7,666)	(9,236)
Purchase of intangible assets	-	-	-	(8,321)
Acquisitions, net of cash acquired	-	(16,621)	(253,176)	(16,621)
Other	-	-	40	-
Net cash used in investing activities	(38,883)	(87,776)	(190,698)	(240,916)
Financing activities:
Payments on debt	(387)	(387)	(1,146)	(1,121)
Proceeds from exercise of stock options	2,915	6,249	10,916	9,410
Issuance of Class A commons stock (ESPP)	628	1,830	1,133	3,465
Excess tax benefit from exercise of stock options	6,965	2,065	18,517	3,548
Net cash provided by financing activities	10,121	9,757	29,420	15,302
Effect of foreign exchange rate changes on cash and cash equivalents	(72)	3,670	705	(1,035)
Net increase/(decrease) in cash and cash equivalents	22,405	(9,152)	1,440	(31,385)
Cash and cash equivalents at beginning of period	347,502	372,528	368,467	394,761
Cash and cash equivalents at end of period	$369,907	$363,376	$369,907	$363,376

CONTACT:
Dolby Laboratories
Investor Contact:
Alex Hughes, 415-645-4572
investor@dolby.com
Media Contact:
Sean Durkin, 415-645-5000
news@dolby.com